Exhibit 5.1

ALSTON&BIRD LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 404-881-7000 Fax: 404-253-8876 www.alston.com
John B. Shannon	Direct Dial: 404-881-7466	Email: john.shannon@alston.com

April 1, 2013

Genworth Financial, Inc.

6620 West Broad Street

Richmond, Virginia 23230

Re:

Post-Effective Amendment to Registration Statements on Form S-8 –

2012 Genworth Financial, Inc. Omnibus Incentive Plan

Genworth Financial, Inc. Retirement and Savings Plan

Genworth Financial, Inc. Deferred Compensation Plan

2004 Genworth Financial, Inc. Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Genworth Financial, Inc., a Delaware corporation (formerly named Sub XLVI, Inc.) (the “Company”), in connection with the preparation and filing of a Post-Effective Amendment (the “Post-Effective Amendment”) to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by Genworth Holdings, Inc. a Delaware corporation (formerly named Genworth Financial, Inc.) (the “Predecessor Registrant”) with the Securities and Exchange Commission (the “Commission”):

•	Registration No. 333-181607, originally covering 16,000,000 shares of Predecessor Registrant’s Class A Common Stock issuable under the 2012 Genworth Financial, Inc. Omnibus Incentive Plan;

•

Registration No. 333-168961, originally covering 6,000,000 shares of Predecessor Registrant’s Class A Common Stock issuable under the Genworth Financial, Inc. Retirement and Savings Plan and $45,000,000 of deferred compensation obligations issuable under the Genworth Financial, Inc. Deferred Compensation Plan;

•

Registration No. 333-127474, originally covering 6,000,000 shares of Predecessor Registrant’s Class A Common Stock issuable under the Genworth Financial, Inc. Retirement and Savings Plan and $30,000,000 of deferred compensation obligations issuable under the Genworth Financial, Inc. Deferred Compensation Plan, and

•	Registration No. 333-115825, originally covering 38,000,000 shares of Predecessor Registrant’s Class A Common Stock issuable under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

April 1, 2013

The Company became the successor to the Predecessor Registrant on April 1, 2013, pursuant to a reorganization of the Predecessor Registrant into a new holding company structure. To effect the reorganization, the Predecessor Registrant formed the Company and caused the Company to form Sub XLII, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub”). The new holding company structure was implemented pursuant to Section 251(g) of the Delaware General Corporation Law by the merger of Merger Sub with and into the Predecessor Registrant (the “Merger”).

The Predecessor Registrant survived the Merger as a direct, wholly-owned subsidiary of the Company, and each outstanding share of capital stock of the Predecessor Registrant was converted in the Merger into a share of capital stock of the Company having the same rights, powers, preferences, qualifications, limitations and restrictions.

Immediately following the Merger, the Company assumed all of the Predecessor Registrant’s rights and obligations under all of its employee benefit plans, agreements and arrangements, equity incentive plans and subplans and related agreements, including obligations with respect to the outstanding shares and deferred compensation obligations for distribution pursuant to the 2012 Genworth Financial, Inc. Omnibus Incentive Plan, the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, the Genworth Financial, Inc. Retirement and Savings Plan and the Genworth Financial, Inc. Deferred Compensation Plan.

In accordance with paragraph (d) of Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), the Post-Effective Amendment is being filed by the Company, as the successor registrant to Predecessor Registrant, to expressly adopt the Registration Statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statements, as amended by the Post-Effective Amendment, relate to the offer and sale by the Company of shares of its Class A Common Stock (the “Shares”) under the 2012 Genworth Financial, Inc. Omnibus Incentive Plan, the Genworth Financial, Inc. Retirement and Savings Plan and the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, and deferred compensation obligations under the Genworth Financial, Inc. Deferred Compensation Plan (the four plans, collectively, are referred to as the “Plans”).

We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by us to be relevant to this opinion letter, the Plans and the Registration Statements. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

April 1, 2013

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth, including without limitation, the Company’s representation to us that it has established and will maintain the Deferred Compensation Plan primarily for the purpose of providing compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinions set forth below are limited to Title I of ERISA, the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plans, and we do not express any opinion herein concerning any other laws.

We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The opinion letter is provided for use in connection with the transactions contemplated by the Registration Statements and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinions rendered by us consist of those matters set forth in the immediately following paragraph, and no opinions may be implied or inferred beyond the opinions expressly stated.

Based on the foregoing, it is our opinion that:

1. The Shares to be issued under the 2012 Genworth Financial, Inc. Omnibus Incentive Plan, the Genworth Financial, Inc. Retirement and Savings Plan and the 2004 Genworth Financial, Inc. Omnibus Incentive Plan are duly authorized, and, when issued by the Company in accordance with the terms of such plans, will be validly issued, fully paid and non-assessable; and

2. The Company has been duly authorized to incur the deferred compensation obligations pursuant to the Deferred Compensation Plan, and the deferred compensation obligations, when incurred in accordance with terms and conditions of the Deferred Compensation Plan, will be valid obligations of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Deferred Compensation Plan; and

3. The Deferred Compensation Plan is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the plan document complies with the provisions of ERISA from which such plans are not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

We consent to the filing of this opinion letter as an exhibit to the Post-Effective Amendment and to the use of our name wherever appearing in the Registration Statements. In

April 1, 2013

giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ John B. Shannon
John B. Shannon, Partner